                                                                    EXHIBIT 99.2


CHRYSLER FINANCIAL                                       DISTRIBUTION DATE:      07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-D MONTHLY SERVICER'S CERTIFICATE (HL)          PAGE 1 OF 2
------------------------------------------------------------------------------------------



  Payment Determination Statement Number                      2
  Distribution Date                                   07-Jan-02

  DATES COVERED                              FROM AND INCLUDING           TO AND INCLUDING
  -------------                              ------------------           ----------------
  Collections Period                                01-Dec-01                    31-Dec-01
  Accrual Period                                    06-Dec-01                    06-Jan-02
  30/360 Days                                              30
  Actual/360 Days                                          32


                                                     NUMBER OF
  COLLATERAL POOL BALANCE DATE                        ACCOUNTS              $ AMOUNT
  ----------------------------                       ---------              --------
  Pool Balance - Beginning of Period                  127,947             2,322,879,293.67
  Collections of Installment Principal                                       40,785,655.01
  Collections Attributable to Full Payoffs                                   15,599,164.16
  Principal Amount of Repurchases                                                     0.00
  Principal Amount of Gross Losses                                              289,235.02
                                                                        ------------------
  Pool Balance - End of Period                        126,789             2,266,205,239.48
                                                                        ==================

  POOL STATISTICS                                                          END OF PERIOD
  ---------------                                                       ------------------
  Initial Pool Balance (Pool Balance at the Purchase Date)                2,400,004,065.44
  Pool Factor (Pool Balance as a Percent of Initial Pool Balance)                    94.43%

  Ending O/C Amount                                                         123,290,581.42
  Coverage Ratio (Ending Pool Balance as a Percent of Ending Securities)            105.75%

  Cumulative Net Losses                                                         115,965.66
  Net Loss Ratio (3 mo. Weighted Avg.)                                             0.02960%
  Cumulative Recovery Ratio                                                          67.21%
  60+ Days Delinquency Amount                                                 4,007,013.41
  Delinquency Ratio (3 mo. Weighted Avg.)                                          0.06760%

  Weighted Average APR                                                               7.008%
  Weighted Average Remaining Term (months)                                           51.76
  Weighted Average Seasoning (months)                                                 6.69

CHRYSLER FINANCIAL                                       DISTRIBUTION DATE:      07-JAN-02
DAIMLERCHRYSLER AUTO TRUST 2001-D MONTHLY SERVICER'S CERTIFICATE (HL)          PAGE 2 OF 2
------------------------------------------------------------------------------------------

  CASH SOURCES
    Collections of Installment Principal                40,785,655.01
    Collections Attributable to Full Payoffs            15,599,164.16
    Principal Amount of Repurchases                              0.00   O/C RELEASE       (Prospectus pg S16)
    Recoveries on Loss Accounts                            197,290.73   Pool Balance                               2,266,205,239.48
    Collections of Interest                             13,109,743.10   Yield Supplement O/C Amount                  (24,341,264.87)
    Investment Earnings                                     87,637.45   Adjusted Pool Balance                      2,241,863,974.61
    Reserve Account                                      5,730,500.00                                            ------------------
                                                      ---------------
    TOTAL SOURCES                                       75,509,990.45   Total Securities                           2,142,914,658.06
                                                      ===============                                            ------------------

                                                                        Adjusted O/C Amount                           98,949,316.55

  CASH USES
    Servicer Fee                                         1,935,732.74   O/C Release Threshold                         89,674,558.98
    Note Interest                                        5,192,430.18
    Reserve Fund                                         5,730,500.00   O/C Release Period? (A1 Notes Matured)            No
    O/C Release to Seller                                        0.00
    Note Principal                                      62,651,327.53
                                                      ---------------
    TOTAL CASH USES                                     75,509,990.45   O/C Release                                            0.00
                                                      ===============


ADMINISTRATIVE PAYMENT
Total Principal and Interest Sources                    75,509,990.45
Investment Earnings in Trust Account                       (87,637.45)
Daily Collections Remitted                             (68,731,108.15)
Cash Reserve in Trust Account                           (5,730,500.00)
Servicer Fee (withheld)                                 (1,935,732.74)
O/C Release to Seller                                            0.00
                                                      ---------------
    PAYMENT DUE TO/(FROM) TRUST ACCOUNT                   (974,987.89)
                                                      ===============


                                      Beginning          Ending            Principal    Principal per      Interest    Interest per
                                       Balance           Balance            Payment     $1000 Face         Payment     $1000 Face
                                  -----------------  ------------------------------------------------------------------------------
NOTES & CERTIFICATES
Class A-1 517,700,000.00 @ 2.21%     431,065,985.59    368,414,658.06    62,651,327.53    121.0185967      846,805.18     1.6357064
Class A-2 600,000,000.00 @ 2.47%     600,000,000.00    600,000,000.00             0.00      0.0000000    1,235,000.00     2.0583333
Class A-3 675,000,000.00 @ 3.15%     675,000,000.00    675,000,000.00             0.00      0.0000000    1,771,875.00     2.6250000
Class A-4 425,000,000.00 @ 3.78%     425,000,000.00    425,000,000.00             0.00      0.0000000    1,338,750.00     3.1500000
Certificates                          74,500,000.00     74,500,000.00             0.00      0.0000000            0.00
  Total Securities                -----------------  ---------------------------------                  -------------
                                   2,205,565,985.59  2,142,914,658.06    62,651,327.53                   5,192,430.18
                                  =================  =================================                  =============

     * Class A-1 Interest is computed on an Actual/360 Basis. Days in current period   32
                                                                                      ----
